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                                                                     EXHIBIT 2.2

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT (this "Agreement"), dated as of November 24, 2003, by and among Day International, Inc., a Delaware corporation (the "Purchaser"), Carver Golf Enterprises, Inc., a Massachusetts corporation, and Morrison Ink Company, an Ohio corporation (each a "Seller" and collectively, the "Sellers").

         WHEREAS, the Sellers collectively own 26.19 units as set forth on Annex A (the "Units") of Bellwether Distributions, L.L.C., a Delaware limited liability company (the "Company"), which Units represent a 39.57% interest in the Company;

         WHEREAS, the Purchaser is a party to that certain Stock Purchase Agreement dated as of November 24, 2003 (the "Purchase Agreement"), by and among the shareholders party thereto and the Purchaser, pursuant to which the Purchaser is acquiring on the date hereof all of the issued and outstanding shares of beneficial interests of Network Distribution International, a Massachusetts business trust ("NDI") which holds a 60.43% interest in the Company;

         WHEREAS, the Purchaser desires to purchase the remaining 39.57% interest in the Company and the Sellers desire to sell such 39.57% interest to the Purchaser, pursuant to the terms of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, each of the Sellers and the Purchaser hereby acknowledges and agrees as follows:

         1.       Purchase of Units.

                  (a) In reliance upon the representations and warranties contained herein and subject to the satisfaction of the conditions set forth herein, effective on the closing of the sale of the shares of NDI pursuant to the terms of the Purchase Agreement (the "Closing"), the Sellers agree to sell to the Purchaser, all right, title and interest of the Sellers to the Units for an aggregate purchase price of Seven Hundred Ninety One Thousand Four Hundred Dollars ($791,400) (the "Purchase Price"), as more particularly described on Annex A hereto. Payment for the Units will be made by wire transfer of immediately available funds on the Closing Date to an account or accounts designated by the Sellers. For purposes hereof, the date on which the Closing occurs shall be the "Closing Date."

                  (b) Upon receipt of the Purchase Price at the Closing, the Sellers shall deliver to the Purchaser certificate(s) representing each such Seller's respective Units (or lost certificate affidavits in lieu of such certificates), duly endorsed in blank or accompanied by bills of sale and assignments in the forms attached hereto as Annexes B-1 and B-2, respectively, separate from the certificate duly executed in blank.

         2. Sellers' Representations and Warranties. Each Seller hereby represents and warrants to the Purchaser that, as of the date hereof:

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                  (a)      Organization; Qualification. Such Seller is a
         corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own its properties and assets and carry on its business as it is now being conducted.

                  (b) Power; Authorization; Enforceability. Such Seller has full corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement, including the sale and conveyance of the Units. This Agreement has been duly executed and delivered by such Seller and constitutes the legally valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by the application of general equitable principles.

                  (c) Consents and Approvals of Governmental Authorities and Other Persons. No consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made, and no consent of any third party is required to be obtained, by such Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for corporate approvals which have been obtained and except to the extent that the Second Amended and Restated Limited Liability Company Agreement, entered into as of June 30, 2000 (the "Bellwether LLC Agreement"), by and among the members of the Company contains rights of first refusal and/or consent requirements, which rights and requirements the Company and the other members have affirmatively waived pursuant to the terms of the Purchase Agreement.

                  (d) Free of Liens. Such Seller is the beneficial and record owner of the Units indicated by such Seller on Annex A and has good, valid and marketable title to such Units free and clear of all liens, pledges, encumbrances, security interests, charges, taxes, rights of first refusal or claims of any third party (collectively, "Liens"). No other party has any option or other right to purchase any of such Units from such Seller. Upon delivery of the Units at the Closing and payment by the Purchaser of the Purchase Price, good, valid and marketable title to the Units, free and clear of all Liens, will pass to the Purchaser.

                  (e) No Conflicts. Neither the execution, delivery or performance of this Agreement by such Seller, nor the consummation of any transaction contemplated hereby, does or will constitute (with or without due notice or lapse of time or both), result in or give rise to
         (i) a breach of or default under the charter or by-laws of such Seller,
         (ii) a breach, violation or default under any law, rule, regulation, or interpretation of any governmental authority ("Law") or (iii) a breach of, default under (or the acceleration of the time for performance of any material obligation under), or right of termination, amendment, cancellation or acceleration of any material right or obligation of such Seller under, any agreement, arrangement, contract (written or oral), indenture, instrument, lease, license or understanding ("Contract") binding upon such Seller or to which any of its properties or assets are subject, except for any breach, violation, default or acceleration that would not be materially adverse to such Seller.

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                  (f)      Legal Proceedings. There is no order or action
         pending, or, to the best knowledge of such Seller, threatened, against such Seller that, individually or when aggregated with one or more other orders or actions has had or, if determined adversely to the interest of such Seller, would reasonably be expected to have, a material adverse effect on such Seller's ability to perform its obligations under this Agreement.

                  (g) No Brokers or Finders. No broker, finder, investment or commercial banker, or similar agent is or will be entitled to any brokerage, finder's or similar fee based upon engagements or arrangements made by or on behalf of such Seller or any of its respective affiliates in connection with this Agreement or the transactions contemplated hereby.

         3. Purchaser's Representations and Warranties. The Purchaser hereby represents and warrants to each Seller that, as of the date hereof:

                  (a) Organization; Qualification. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own its properties and assets and carry on its business as it is now being conducted.

                  (b) Power; Authorization; Enforceability. Purchaser has full corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement, including the purchase of the Units. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legally valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by the application of general equitable principles.

                  (c) Consents and Approvals of Governmental Authorities and Other Persons. No consent, license, approval, order or authorization of, or registration, filing or declaration with, any governmental authority is required to be obtained or made, and no consent of any third party is required to be obtained, by Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (d) No Conflicts. Neither the execution, delivery or performance of this Agreement by Purchaser, nor the consummation of any transaction contemplated hereby, does or will constitute (with or without due notice or lapse of time or both), result in or give rise to
         (i) a breach of or default under the charter or by-laws of Purchaser,
         (ii) a breach, violation or default under any Law or (iii) a breach of, default under (or the acceleration of the time for performance of any material obligation under), or right of termination, amendment, cancellation or acceleration of any material right or obligation of Purchaser under, any Contract binding upon Purchaser or to which any of its properties or assets are subject, except for any breach, violation, default or acceleration that would not be materially adverse to Purchaser.

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                  (e)      Legal Proceedings. There is no order or action
         pending, or, to the best knowledge of Purchaser, threatened, against Purchaser that, individually or when aggregated with one or more other orders or actions has had or, if determined adversely to the interest of Purchaser, would reasonably be expected to have, a material adverse effect on Purchaser's ability to perform its obligations under this Agreement.

                  (f) No Brokers or Finders. No broker, finder, investment or commercial banker, or similar agent is or will be entitled to any brokerage, finder's or similar fee based upon engagements or arrangements made by or on behalf of Purchaser or any of its respective affiliates in connection with this Agreement or the transactions contemplated hereby.

         4. Further Assurances and Agreements. Each party to this Agreement shall use commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         5. No Additional Representations; Irrevocability. Each of the Sellers, on the one hand, and the Purchaser, on the other hand, acknowledges, represents and warrants that (i) no party has made any representation or warranty, whether express or implied, of any kind or character, regarding the sale and purchase of the Units, except as expressly set forth in this Agreement and (ii) the transfer of the Units by the Sellers will be irrevocable and that the Sellers will have no recourse to the Units.

         6. Expenses. Each party hereto shall bear all of its own expenses, costs and fees in connection with the transactions contemplated hereby.

         7. Conditions Precedent. Notwithstanding anything in this Agreement to the contrary, the obligations of Purchaser to purchase the Units and the obligations of Sellers to sell the Units are subject to the concurrent execution and delivery of the Purchase Agreement and consummation of the transactions contemplated thereby.

         8.       Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Cuyahoga County for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding brought in such jurisdiction that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

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                  (b)      This Agreement may be executed in counterparts, all
         of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each other party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  (c) This Agreement shall be binding upon the parties and their successors and assigns and may be amended or terminated only by a writing signed by the parties hereto.

                  (d) In any action by any party to enforce its rights or another party's obligations hereunder, it is expressly agreed and acknowledged that the Units are unique, that the failure to deliver them in breach of this Agreement will cause the Purchaser irreparable harm, and the aggrieved party may enforce same by all appropriate legal means, including without limitation a suit for specific performance and/or an action for damages.

                  (e) Should any party take any action to enforce its rights or another party's obligations hereunder, the prevailing party in such action shall be entitled to recovery from the losing party of all costs, including reasonable attorneys' fees, incurred in connection with the such action.

                  (f) This Agreement constitutes the entire understanding of the parties hereto with respect to the matters covered herein. No provision of this Agreement may be amended other than by an instrument in writing signed by all of the parties hereto, and no provision of this Agreement may be waived other than by an instrument in writing signed by the waiving party.

                  (g) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other parties, which may be withheld in the sole discretion of each other party. Any allowed assignment or transfer of a party's rights and obligations under this Agreement shall not under any circumstances release said assigning party from its obligations with respect to this Agreement.

                  (h) All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein, except that the representations and warranties contained in Sections 2(a), 2(c), 2(e) and 2(f) shall expire on May 24, 2005.

         9. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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         If to Sellers:

                 Such address and facsimile number
                 set forth adjacent to such Seller's name on Annex A hereto.

         with a copy (which shall not constitute notice) to:

                 Calfee, Halter & Griswold LLP
                 1400 McDonald Investment Center
                 800 Superior Avenue
                 Cleveland, Ohio 44114-2688
                 Facsimile: (216) 241-0816
                 Attention: Stephen Kresnye, Esq.

         If to Purchaser:

                 Day International, Inc.
                 130 West 2nd Street
                 P.O. Box 338
                 Dayton, Ohio 45402
                 Facsimile: (937) 226-5869
                 Attention:  Dennis Wolters

         with a copy (which shall not constitute notice) to:

                 Stroock & Stroock & Lavan LLP
                 180 Maiden Lane
                 New York, New York  10038
                 Attention: Melvin Epstein, Esq.
                 Facsimile: (212) 806-6006

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.

                         (Next Page is a Signature Page)

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         IN WITNESS WHEREOF, this Agreement has been duly signed by or on behalf of the parties hereto as of the day and year first above written.

                                            PURCHASER:

                                            DAY INTERNATIONAL, INC.

                                            By: /s/ Thomas J. Koenig
                                                --------------------------
                                                Name: Thomas J. Koenig
                                                Title: Vice President and CFO

                                            SELLERS:

                                            MORRISON INK COMPANY

                                            By: /s/ D. Scott Morrison
                                                --------------------------
                                                Name: D. Scott Morrison
                                                Title: President

                                            CARVER GOLF ENTERPRISES, INC.

                                            By: /s/ Mark E. Barrington
                                                --------------------------
                                                Name: Mark E. Barrington
                                                Title: Clerk

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                                     ANNEXES

A        Name and Holdings of Sellers

B-1 Bill of Sale and Assignment by Carver Golf along with interests of Bellwether

B-2 Bill of Sale and Assignment by Morrison Ink along with interests of Bellwether

         A copy of the Annexes will be furnished supplementally to the Commission upon request.